                         NOTICE OF GUARANTEED DELIVERY
                         FOR OFFER TO PURCHASE FOR CASH
                       ANY AND ALL MEMBERSHIP INTERESTS,
                  INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                        ADDITIONAL MEMBERSHIP INTERESTS
                          (COLLECTIVELY, THE "SHARES")
                                       OF

                                TRIAD PARK, LLC
                                       AT
                              $1.80 NET PER SHARE
                                       BY

                              TPL ACQUISITION, LLC

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for membership interests, including the associated rights to purchase additional membership interests (collectively, the "Shares"), of Triad Park, LLC, a Delaware limited liability company (the "Company") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmissions or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

                  By Mail:                              By Hand/Overnight Delivery:

             Wall Street Station                              88 Pine Street
                P.O. Box 1023                                   19th Floor
           New York, NY 10268-1023                          New York, NY 10005

                                      Fax:
                                 (212) 701-7636
                                 (212) 701-7637

                                   Telephone:
                                 (212) 701-7624

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to TPL Acquisition, LLC (the "Purchaser"), a Delaware limited liability company managed by Richard C. Blum & Associates, L.P., a California limited partnership, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 1, 1998 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares
                 ---------------------------------------------------------------
Name(s) of Record Holder(s):
                           ----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Nos. (if available):
                                ------------------------------------------------
                                              PLEASE PRINT

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Address(es):
            --------------------------------------------------------------------
                                         ZIP CODE
Area Code and Tel. No.:
                       ---------------------------------------------------------

(Check one box if Shares will be tendered by book-entry transfer)

[ ]  The Depository Trust Company
[ ]  Philadelphia Depository Trust Company

Signature(s):
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

Account Number
              ------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:
      ----------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name of Firm:
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

                             (AUTHORIZED SIGNATURE)

Address:
        ------------------------------------------------------------------------
                                                                     (ZIP CODE)
Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Area Code and
Tel No.:
        ------------------------------------------------------------------------

Dated:
      --------------------------------------------------------------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE; CERTIFICATES
           FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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